Exhibit 99.1

Contact:

Rush Enterprises Inc., San Antonio

Martin A. Naegelin Jr., 830-626-5230

Adam Friedman Associates

Rick Hilton, 212-981-2529 ext 22

Rush Enterprises, Inc. Reports Fourth Quarter And Year End Results

SAN ANTONIO (February 14, 2005)- Rush Enterprises Inc. (NASDAQ: RUSHA; NASDAQ: RUSHB) today announced results for the fourth quarter and year ended December 31, 2004.  Rush Enterprises’ continuing operations include the largest network of Peterbilt heavy-duty truck dealerships in North America and a construction equipment dealership in Houston, Texas.

In the fourth quarter, the Company’s gross revenues totaled $301.0 million, as compared with gross revenues of $239.7 million reported for the fourth quarter ended December 31, 2003, an increase of 25.6%.  The Company reported net income from continuing operations of $5.3 million, or $0.27 per diluted share, during the fourth quarter of 2004 compared to net income from continuing operations of $3.1 million, or $0.20 per diluted share, during the fourth quarter of 2003.  The Company reported net income of $5.1 million, or $0.26 per diluted share, during the fourth quarter of 2004 compared to net income of $3.1 million, or $0.20 per diluted share, during the fourth quarter of 2003.

Included in the 2003 fourth quarter results from continuing operations is a pretax nonrecurring gain of $1.6 million, recognized for the sale of the Company’s Bossier City, Louisiana dealership.  Additionally, the Company recognized approximately $1.2 million of pretax truck inventory valuation losses during the fourth quarter of 2003 compared to $0.4 million during the fourth quarter of 2004.

The Company’s heavy-duty truck segment recorded revenues of approximately $286.6 million in the fourth quarter of 2004, compared to approximately $225.5 million in the fourth quarter of 2003.  The Company delivered 1,546 new heavy-duty trucks, 548 new medium-duty trucks and 621 used trucks, during the fourth quarter of 2004 compared to 1,224 new heavy-duty trucks, 271 new medium-duty trucks and 630 used trucks for the same period in 2003.  Parts, service and body shop sales increased 11.3 percent from $59.3 million in the fourth quarter of 2003 to $66.0 million in the fourth quarter of 2004.

-MORE-

The Company’s construction equipment segment recorded revenues of $12.1 million in the fourth quarter of 2004, compared to $11.3 million in the fourth quarter of 2003.  New and used construction equipment unit sales revenue increased $0.6 million or 7.6 percent from the same period in 2003.  Parts, service and body shop sales increased 14.3 percent from $2.8 million in the fourth quarter of 2003 to $3.2 million in the fourth quarter of 2004.

For the year ended December 31, 2004, the Company’s gross revenues totaled $1,095.0 million, a 34.3 percent increase compared to gross revenues of $815.3 million reported in 2003.  Net income from continuing operations was $17.2 million, or $1.03 per diluted share, an 81.1 percent increase compared to net income from continuing operations of $9.5 million or $0.63 per diluted share in 2003.

In announcing the results, W. Marvin Rush, Chairman and Chief Executive Officer of Rush Enterprises, said, “Our 2004 results are a clear indication of the progress we have made in growing our earnings during a market recovery and demonstrates the robust health of the overall market.  Additionally, the quality of our earnings continues to improve as our absorption rate moved from approximately 92% in 2003 to approximately 95% in 2004.  On January 3, 2005, Rush Enterprises completed the largest acquisition in its 40-year history and thereby expanded its presence significantly in the sunbelt.  The acquisition of American Truck Source will allow us to build name recognition in new markets and introduce new customers to the quality service and personal attention that Rush provides along the major routes connecting California to Florida.  We have already begun the process of integrating ATS locations into the Rush network by merging their operations into ours and applying our IT and financial systems to their operations.”

Mr. Rush continued, “The general consensus among manufacturers and component suppliers is that 2005 truck sales will outpace 2004 truck sales, indicating strong momentum for the industry.  Our efforts in 2005 to integrate and upgrade our new ATS locations should allow us to sell more heavy and medium-duty trucks, increase our market share and improve our margins.  Our current projections call for medium-duty truck sales to become a greater part of our business and we estimate that sales in that segment will reach 3,000 in 2006.”

Conference Call

Rush Enterprises will host a conference call to review its fourth quarter and year-end results on February 14, 2005 at 3:00 p.m., EST (2:00 p.m. Central Time).  The call can be heard live by dialing 800-901-5247 (US) or 617-786-4501 (International) and entering the passcode 55408260, or via the web on the ‘Events’ section of the Company’s website at www.RushEnterprises.com., www.fulldisclosure.com , or www.streetevents.com ..  For those who cannot listen to the live broadcast, the Webcast and audio replay will be available until February 28, by dialing 888-286-8010 (US) or 617-801-6888 (International) and entering the passcode 55408260.

-MORE-

About Rush Enterprises

Rush Enterprises operates the largest network of Peterbilt heavy-duty truck dealerships in North America and a John Deere construction equipment dealership in Houston, Texas.  Its current operations include a network of 43 dealerships located in Texas, California, Oklahoma, Colorado, Arizona, New Mexico, Alabama, Florida and Tennessee.  The Company has developed its truck and construction equipment dealerships as “one-stop centers” where, at one convenient location, its customers can purchase new or used trucks or construction equipment; purchase insurance products; purchase aftermarket parts and accessories and have service performed by certified technicians.  For additional information on Rush Enterprises, Inc., please visit www.rushenterprises.com.

Certain statements contained herein, including those concerning general industry conditions and the continued strong demand for trucks, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the receipt of regulatory and third-party approvals of the pending acquisition of ATS, the demand for heavy and medium-duty trucks, competitive factors, general economic conditions, cyclicality, economic conditions in the new and used truck and construction equipment markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, seasonality, distribution networks, product introductions and acceptance, technological change, changes in industry practices, onetime events and other factors described herein and in filings made by the company with the Securities and Exchange Commission.

-Tables to Follow-

RUSH ENTERPRISES, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2004 AND 2003

(In Thousands, Except Shares and Per Share Amounts)

	December 31, 2004	December 31, 2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$158,175	$34,389
Accounts receivable, net	30,296	24,492
Inventories	190,292	137,423
Prepaid expenses and other	1,418	1,122
Assets held for sale	0	8,824
Deferred income taxes	1,423	2,863

Total current assets	381,604	209,113

PROPERTY AND EQUIPMENT, net	138,953	114,477

OTHER ASSETS, net	45,327	43,288

Total assets	$565,884	$366,878

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Floor plan notes payable	$168,002	$108,235
Current maturities of long-term debt	16,083	23,767
Advances outstanding under lines of credit	2,434	17,732
Trade accounts payable	16,970	16,170
Accrued expenses	39,932	29,096
Total current liabilities	243,421	195,000

LONG-TERM DEBT, net of current maturities	79,973	66,261

DEFERRED INCOME TAXES, net	19,683	16,911

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, par value $.01 per share; 1,000 shares authorized; 0 shares outstanding in 2002 and 2003	—	—
Common stock, par value $.01 per share; 50,000,000 shares authorized; 14,042,304 shares outstanding in 2003 and 23,896,976 outstanding in 2004	239	140
Additional paid-in capital	156,423	39,337
Retained earnings	66,145	49,229

Total shareholders’ equity	222,807	88,706

Total liabilities and shareholders’ equity	$565,884	$366,878

RUSH ENTERPRISES, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUES:
New and used truck sales	$211,058	$158,270	$738,225	$501,757
Parts and service	70,643	63,683	285,206	249,818
Construction equipment sales	8,594	7,985	32,305	28,263
Lease and rental	6,915	6,855	27,193	25,847
Finance and insurance	2,290	1,736	7,909	6,286
Other	1,512	1,133	4,141	3,361

Total revenues	301,012	239,662	1,094,979	815,332

COST OF PRODUCTS SOLD:
New and used truck sales	195,885	149,742	684,724	466,396
Parts and service	44,265	38,453	177,250	151,373
Construction equipment sales	7,253	6,883	28,114	25,158
Lease and rental	5,076	5,349	19,749	19,155

Total cost of products sold	252,479	200,427	909,837	662,082

GROSS PROFIT	48,533	39,235	185,142	153,250

SELLING, GENERAL AND ADMINISTRATIVE	35,887	31,958	141,947	124,207

DEPRECIATION AND AMORTIZATION	2,285	2,224	9,119	8,929

OPERATING INCOME	10,361	5,053	34,076	20,114

INTEREST (EXPENSE)	(1,590)	(1,607)	(5,950)	(6,348)

GAIN ON SALE OF ASSETS	120	1,642	624	1,984

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	8,891	5,088	28,750	15,750

PROVISION FOR INCOME TAXES	3,630	2,035	11,574	6,300

INCOME FROM CONTINUING OPERATIONS	5,261	3,053	17,176	9,450

GAIN (LOSS) FROM DISCONTINUED OPERATIONS, NET	(117)	62	(260)	(621)

NET INCOME	$5,144	$3,115	$16,916	$8,829

EARNINGS PER SHARE:
EARNINGS PER COMMON SHARE - BASIC
Income from continuing operations	$0.28	$0.22	$1.10	$0.67
Net income	$0.27	$0.22	$1.08	$0.63
EARNINGS PER COMMON SHARE - DILUTED
Income from continuing operations	$0.27	$0.20	$1.03	$0.63
Net income	$0.26	$0.20	$1.02	$0.59

# # #